4064 Colony Road, Suite 200
Charlotte, NC 28211
704.973.7000
www.horizonlines.com
News Release
For information contact:
Jim Storey
Director of Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES REPORTS THIRD-QUARTER 2008 RESULTS
— Company Made $12.5 Million Voluntary Debt Payment In Quarter —
•	Revenue rose 9.8% to $352.6 million; Revenue per container up 3.1%, net of fuel

•	GAAP Diluted EPS of $0.42 vs. $0.05; Adjusted Diluted EPS of $0.53 vs. $0.61
CHARLOTTE, NC, October 24, 2008 — Horizon Lines, Inc. (NYSE: HRZ), today reported results for the third quarter ended September 21, 2008. On a GAAP basis, net income was $12.5 million, or $0.42 per diluted share, on revenue of $352.6, compared with net income of $1.6 million, or $0.05 per diluted share, on revenue of $321.1 million for third quarter of 2007.
Adjusted net income for the third quarter was $16.2 million, or $0.53 per diluted share, compared with adjusted net income of $20.7 million, or $0.61 per diluted share, in the 2007 third quarter. Adjusted 2008 results exclude anti-trust related legal expenses totaling $4.6 million, or $0.11 per diluted share. Adjusted 2007 results excluded a loss on extinguishment of debt of $38.0 million and a tonnage tax deferred revaluation benefit of $4.8 million, or $0.56 per diluted share.

Horizon Lines 3rd Quarter 2008	Page 2 of 18
Comparison of GAAP and Adjusted Earnings (in millions, except per share data)

	Quarters Ended		Nine Months Ended
	9/21/08	9/23/07	9/21/08	9/23/07
GAAP:
Operating revenue	$352.6	$321.1	$989.5	$890.5
Net income	$12.5	$1.6	$21.9	$18.2
Net income per diluted share	$0.42	$0.05	$0.72	$0.53
EBITDA	$37.6	$12.8	$97.6	$86.0
Adjusted*:
Net income	$16.2	$20.7	$28.1	$35.2
Net income per diluted share	$0.53	$0.61	$0.92	$1.03
EBITDA	$42.2	$50.8	$105.4	$124.5

*	See attached schedules for reconciliation of third-quarter and nine-month 2008 and 2007 reported results and EBITDA amounts to adjusted results.
“Our company performed well in the face of increased challenges during the third-quarter,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “Volumes were negatively impacted by continued weakness in our Puerto Rico market, which was exacerbated by five tropical storms including three hurricanes, and by a sharper-than-anticipated slowdown in Hawaii, where a steep drop in tourism pressured the economy. Although fuel prices moderated somewhat during the period, they remained high; on average, 82% above their levels of a year ago.
“Despite these challenges, we grew revenue 3.1% during the quarter, excluding the impact of fuel recovery, through a combination of rate and mix.” Mr. Raymond said. “We contained costs through measures including strict fuel conservation while preserving our high standards of vessel on-time performance, and we continued to position our logistics business for long-term organic growth opportunities.
“Just as importantly, we repaid $12.5 million of outstanding debt under our revolving credit facility during the quarter,” Mr. Raymond continued. “We finished the quarter with strong corporate liquidity and comfortably in compliance with our credit facility financial covenants.”

Horizon Lines 3rd Quarter 2008	Page 3 of 18
Third-Quarter 2008 Financial Highlights
•	Operating Revenue — The 9.8% growth in operating revenue for the quarter to $352.6 million from $321.1 million for the third quarter of 2007 was driven by a combination of rate improvement, revenue from the Aero Logistics acquisition, and higher fuel surcharges, which more than offset a 4% volume decline and lower Hawaii Stevedores revenue resulting from the Hawaii slowdown. Revenue per container increased by $441, or 12%, from the same period a year ago.

•	Operating Income — Operating income for the third quarter of 2008 was $21.8 million, compared with $35.3 million for the third quarter of 2007. The decline in operating income primarily reflects lower overall container volume, increased fuel costs, and legal fees related to the antitrust investigation. The decline was slightly offset by rate improvements. Adjusted operating income totaled $26.4 million for the 2008 third quarter.

•	Adjusted EBITDA — Adjusted EBITDA for the 2008 third quarter was $42.2 million, compared with $50.8 million for the 2007 third quarter. Adjusted EBITDA was impacted by the same factors affecting operating income.

•	Shares Outstanding — As a result of share repurchases completed in the first quarter of 2008, the company had a weighted daily average of 30.2 million diluted shares outstanding for the third quarter of 2008, compared with 33.8 million for the third quarter of 2007.

•	Nine-Month Results — For the 2008 nine-month period, operating revenue increased 11.1% to $989.5 million from $890.5 million for the same period of 2007. EBITDA was $97.6 million compared with $86.0 million a year ago. Adjusted EBITDA, excluding the items previously mentioned as well as 2008 second-quarter severance cost related to early retirement for specific union employees, was $105.4 million versus $124.5 million. Nine-month net income totaled $21.9 million, or $0.72 per diluted share, compared with $18.2 million, or $0.53 per diluted share for the same period last year.

Horizon Lines 3rd Quarter 2008	Page 4 of 18
Adjusted net income was $28.1 million, or $0.92 per diluted share, compared with $35.2 million, or $1.03 per diluted share, a year ago, which excludes the after-tax loss related to the extinguishment of debt mentioned above, as well as a $7.3 million deferred tax revaluation benefit.
(Please see attached schedules for reconciliation of third-quarter and nine-month 2008 and 2007 reported results and EBITDA amounts to adjusted results.)
Outlook
Mr. Raymond concluded: “In this increasingly uncertain economic environment, our company remains well positioned to continue serving our customers and operating from a foundation of financial strength. We are well capitalized, operating with strong liquidity, well within our financial covenants, and have no refinancing needs until mid-2012. That said, as we budget for 2009, we will do so with the intention of conserving cash and removing costs from our organization wherever possible.
“Looking at our liner markets, we expect Puerto Rico’s economy to remain weak and Hawaii’s to soften further in the fourth quarter, as visitor volumes from the U.S. and Japan continue to contract sharply. Our Alaska tradelane remains stable, with the economy there buoyed by still relatively high oil prices. As a Jones Act carrier, Horizon Lines plays a crucial role delivering basic food, clothing and shelter to customers and consumers in these three tradelanes, regardless of economic cycles. As we move forward, we will remain focused on serving our customers well and operating our company so that it remains financially strong through this difficult environment. We also expect our business supplying the U.S. military in Guam, and to a lesser extent Hawaii and Alaska, to continue providing stability to earnings and cash flow.
“Regarding logistics, we plan to continue to grow this business without acquisitions for the foreseeable future. Organic expansion of our logistics business offers long-term growth opportunity with minimal capital investment requirements beyond those that we are making in people.”

Horizon Lines 3rd Quarter 2008	Page 5 of 18
Based on management’s expectations for a continued recession in Puerto Rico, further weakening in the Hawaii economy, and continuing volatility in fuel prices, guidance for the full year 2008 has been adjusted as follows:

	Current Guidance	Previous Guidance

Revenue:	$1.270-$1.290 billion	$1.335-$1.365 billion

Adjusted EBITDA(1):	$120-$130 million	$135-$150 million

Adjusted Diluted EPS (1):	$0.68-$0.96	$1.03-$1.43

Adjusted Free Cash Flow (2):	$29-$36 million	$40-$59 million

(1)	Adjusted 2008 results exclude the anticipated $10 million (increased from our July 2008 estimate of $6.5 million) in anti-trust related legal expenses and $0.8 million in severance expense related to early retirement for specific union employees, totaling $10.8 million, or $0.30 per share after tax.

(Please see attached schedules for reconciliation of full-year projections.)

(2)	Adjusted 2008 results exclude the anticipated $8.0 million in anti-trust related legal payments and $0.4 million in severance payments related to early retirement for specific union employees.

(Please see attached schedules for reconciliation of full-year projections.)
Webcast & Conference Call Information
Company executives will provide additional perspective on the Company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-800-218-0713 and asking for the Horizon Lines Earnings Call. A hardcopy of the presentation materials may be printed from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain

Horizon Lines 3rd Quarter 2008	Page 6 of 18
non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby enhances the user’s overall understanding of the company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC owns or leases a fleet of 21 U.S.-flag containerships and 5 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC offers customized logistics solutions to shippers from a suite of transportation and distribution management services designed by Aero Logistics, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,”

Horizon Lines 3rd Quarter 2008	Page 7 of 18
“anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 6, 2008, and in subsequent Form 10-Qs, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 3rd Quarter 2008	Page 8 of 18
Horizon Lines, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	September 21,
	2008	December 23,
	(unaudited)	2007
Assets
Current assets
Cash	$4,194	$6,276
Accounts receivable, net of allowance of $8,325 and $6,191 at September 21, 2008 and December 23, 2007, respectively	169,674	140,820
Deferred tax asset	5,655	13,792
Prepaid vessel rent	4,749	4,361
Materials and supplies	33,232	31,576
Other current assets	11,039	10,446

Total current assets	228,543	207,271
Property and equipment, net	202,020	194,679
Goodwill	334,717	334,671
Intangible assets, net	134,418	152,031
Deferred tax asset	10,520	4,060
Other long-term assets	30,119	33,729

Total assets	$940,337	$926,441

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$27,269	$40,225
Current portion of long-term debt	6,543	6,537
Accrued vessel rent	—	6,503
Other accrued liabilities	110,718	95,027

Total current liabilities	144,530	148,292
Long-term debt, net of current	603,062	572,469
Deferred rent	28,176	31,531
Other long-term liabilities	21,458	19,571

Total liabilities	797,226	771,863

Stockholders’ equity
Common stock, $.01 par value, 100,000 shares authorized, 33,774 shares issued and 29,974 shares outstanding as of September 21,2008 and 50,000 shares authorized, 33,674 shares issued and 31,502 shares outstanding as of December 23, 2007	338	337
Treasury stock, 3,800 and 2,172 shares at cost as of September 21, 2008 and December 23, 2007, respectively	(78,538)	(49,208)
Additional paid in capital	168,423	163,760
Retained earnings	51,863	39,994
Accumulated other comprehensive income (loss)	1,025	(305)

Total stockholders’ equity	143,111	154,578

Total liabilities and stockholders’ equity	$940,337	$926,441

Horizon Lines 3rd Quarter 2008	Page 9 of 18
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Quarters Ended		Nine Months Ended
	September 21,	September 23,	September 21,	September 23,
	2008	2007	2008	2007

Operating revenue	$352,638	$321,145	$989,544	$890,509
Operating expense:
Cost of services (excluding depreciation expense)	287,400	246,402	809,069	698,530
Depreciation and amortization	11,449	10,714	34,325	36,765
Amortization of vessel dry-docking	4,393	4,820	13,168	13,139
Selling, general and administrative	26,513	23,481	80,517	66,885
Miscellaneous expense, net	1,095	445	2,392	525

Total operating expense	330,850	285,862	939,471	815,844
Operating income	21,788	35,283	50,073	74,665
Other expense:
Interest expense, net	7,772	10,077	24,927	32,953
Loss on early extinguishment of debt	—	37,958	—	38,522
Other (income) expense, net	(4)	25	(2)	45

Income (loss) before income tax expense (benefit)	14,020	(12,777)	25,148	3,145
Income tax expense (benefit)	1,492	(14,347)	3,294	(15,038)

Net income	$12,528	$1,570	$21,854	$18,183

Net income per share:
Basic	$0.42	$0.05	$0.73	$0.54
Diluted	$0.42	$0.05	$0.72	$0.53

Number of shares used in calculation:
Basic	29,970	33,131	30,060	33,460
Diluted	30,187	33,770	30,527	34,066

Dividends declared per common share	$0.11	$0.11	$0.33	$0.33

Horizon Lines 3rd Quarter 2008	Page 10 of 18
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)

	Nine Months Ended
	September 21,	September 23,
	2008	2007
Cash flows from operating activities:
Net income	$21,854	$18,183
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	18,339	21,826
Amortization of other intangible assets	15,986	14,939
Amortization of vessel dry-docking	13,168	13,139
Amortization of deferred financing costs	2,022	2,296
Deferred income taxes	1,677	(20,023)
Gain on equipment disposals	(7)	(281)
Stock-based compensation	3,532	2,401
Loss on early extinguishment of debt	—	38,522
Accretion of interest on 11% senior discount notes	—	6,062
Changes in operating assets and liabilities:
Accounts receivable	(28,521)	(37,142)
Materials and supplies	(1,655)	(5,761)
Other current assets	(593)	(1,537)
Accounts payable	(13,054)	(6,727)
Accrued liabilities	17,590	(8,650)
Vessel rent	(9,657)	(30,790)
Vessel dry-docking payments	(9,291)	(15,516)
Other assets/liabilities	1,613	3,545

Net cash provided by (used in) operating activities	33,003	(5,514)

Cash flows from investing activities:
Purchases of property and equipment	(26,351)	(16,714)
Purchase of business	(198)	(32,082)
Proceeds from the sale of property and equipment	350	3,078

Net cash used in investing activities	(26,199)	(45,718)

Cash flows from financing activities:
Payments on long-term debt	(4,902)	(517,074)
Borrowing under revolving credit facility	73,000	161,500
Payments on revolving credit facility	(37,500)	(15,000)
Issuance of convertible notes	—	330,000
Borrowing of term loan	—	125,000
Purchase of call spread options	—	(52,541)
Sale of common stock warrants	—	11,958
Redemption premiums	—	(25,568)
Dividends to stockholders	(9,985)	(11,011)
Purchase of treasury stock	(29,330)	(28,560)
Payments of financing costs	(139)	(11,929)
Payments on capital lease obligation	(81)	(152)
Common stock issued under employee stock purchase plan	38	8
Proceeds from exercise of stock options	13	84

Net cash used in financing activities	(8,886)	(33,285)

Net decrease in cash	(2,082)	(84,517)
Cash at beginning of period	6,276	93,949

Cash at end of period	$4,194	$9,432

Horizon Lines 3rd Quarter 2008	Page 11 of 18
Horizon Lines, Inc.
Adjusted Operating Income
($ in Millions)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 21, 2008	September 23, 2007	September 21, 2008	September 23, 2007

Operating Income	$21.8	$35.3	$50.1	$74.7

Adjustments:
Anti-Trust Legal Fees	4.6	—	7.0	—
Severance	—	—	0.8	—

Total Adjustments	4.6	—	7.8	—

Adjusted Operating Income	$26.4	$35.3	$57.9	$74.7

Horizon Lines 3rd Quarter 2008	Page 12 of 18
Horizon Lines, Inc.
Adjusted Net Income
($ in Millions)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 21, 2008	September 23, 2007	September 21, 2008	September 23, 2007

Net Income	$12.5	$1.6	$21.9	$18.2

Adjustments:
Anti-Trust Legal Fees	4.6	—	7.0	—
Severance	—	—	0.8	—
Loss on Extinguishment of Debt	—	38.0	—	38.5
Tax Impact of Adjustments	(0.9)	(14.1)	(1.6)	(14.2)
2007 Tonnage Tax Deferred Tax Revaluation Benefit	—	(4.8)	—	(7.3)

Total Adjustments	3.7	19.1	6.2	17.0

Adjusted Net Income	$16.2	$20.7	$28.1	$35.2

Horizon Lines 3rd Quarter 2008	Page 13 of 18
Horizon Lines, Inc.
Adjusted Net Income Per Diluted Share

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 21, 2008	September 23, 2007	September 21, 2008	September 23, 2007

Net Income, Per Diluted Share	$0.42	$0.05	$0.72	$0.53

Adjustments Per Share:
Anti-Trust Legal Fees	0.14	—	0.23	—
Severance	—	—	0.02	—
Loss on Extinguishment of Debt	—	1.12	—	1.13
Tax Impact of Adjustments	(0.03)	(0.42)	(0.05)	(0.42)
2007 Tonnage Tax Deferred Tax Revaluation Benefit	—	(0.14)	—	(0.21)

Total Adjustments Per Share	0.11	0.56	0.20	0.50

Adjusted Net Income Per Diluted Share	$0.53	$0.61	$0.92	$1.03

Horizon Lines 3rd Quarter 2008	Page 14 of 18
Horizon Lines, Inc.
Net Income / EBITDA / Adjusted EBITDA Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 21, 2008	September 23, 2007	September 21, 2008	September 23, 2007

Net Income	$12.5	$1.6	$21.9	$18.2

Interest Expense, Net	7.8	10.1	24.9	32.9
Tax Expense (Benefit)	1.5	(14.4)	3.3	(15.0)
Depreciation and Amortization	15.8	15.5	47.5	49.9

EBITDA	37.6	12.8	97.6	86.0
Anti-Trust Legal Fees	4.6	—	7.0	—
Severance	—	—	0.8	—
Loss on Extinguishment of Debt	—	38.0	—	38.5

Adjusted EBITDA	$42.2	$50.8	$105.4	$124.5

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require the Company to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions.

Horizon Lines 3rd Quarter 2008	Page 15 of 18
Horizon Lines, Inc.
Operating Income to Adjusted EBITDA Segment Reconciliation
($ in Millions)
Third Quarter 2008

	Liner	Logistics	Consolidated
Operating Income (Loss)	$23.1	$(1.3)	$21.8
Depreciation and Amortization	10.6	0.8	11.4
Amortization of Vessel Dry-docking	4.4	—	4.4

EBITDA	38.1	(0.5)	37.6
Anti-Trust Legal Fees	4.6	—	4.6
Severance	—	—	—

Adjusted EBITDA	$42.7	$(0.5)	$42.2

Nine Months 2008

	Liner	Logistics	Consolidated
Operating Income (Loss)	$54.0	$(3.9)	$50.1
Depreciation and Amortization	32.1	2.2	34.3
Amortization of Vessel Dry-docking	13.2	—	13.2

EBITDA	99.3	(1.7)	97.6
Anti-Trust Legal Fees	7.0	—	7.0
Severance	0.8	—	0.8

Adjusted EBITDA	$107.1	$(1.7)	$105.4

Horizon Lines 3rd Quarter 2008	Page 16 of 18
Horizon Lines, Inc.
2008 Operating Income to Adjusted EBITDA Projection Segment Reconciliation
($ in Millions)
2008 Segment Financial Guidance (1)

	Liner	Logistics	Consolidated
Operating Income (Loss)	$56.6	$(5.5)	$51.1

Adjustments:
Anti-Trust Legal Fees	10.0	—	10.0
Severance	0.8	—	0.8

Total Adjustments	10.8	—	10.8

Adjusted Operating Income (Loss)	67.4	(5.5)	61.9
Depreciation and Amortization	43.0	3.1	46.1
Amortization of Vessel Dry-docking	17.0	—	17.0

Adjusted EBITDA	$127.4	$(2.4)	$125.0

(1)	At midpoint of Guidance

Horizon Lines 3rd Quarter 2008	Page 17 of 18
Horizon Lines, Inc.
2008 Net Income to Adjusted EBITDA Projection Reconciliation
($ in Millions)

Year Ended
December 21, 2008
Net Income	$11.4 - $20.0

Adjustments:
Anti-Trust Legal Fees	10.0
Severance	0.8
Tax Impact of Adjustments	(1.5)

Total Adjustments	9.3

Adjusted Net Income	$20.7 - $29.3
Interest Expense, Net	32.9
Tax Expense	3.3 - 4.7
Depreciation and Amortization	63.1

Adjusted EBITDA	$120.0 - $130.0

Horizon Lines 3rd Quarter 2008	Page 18 of 18
Horizon Lines, Inc.
2008 Free Cash Flow Projection
($ in Millions)

Adjusted EBITDA	$120.0 - $130.0
Stock Compensation	4.8
Annual Performance Incentive Plan	2.0
Working Capital	(10.0) - (12.8)
Vessel Payments in Excess of Accrual	(4.9)
TP1 Related Costs	(0.1)
Capital Expenditures	(39.0)
Net Proceeds from Sale of Fixed Assets	0.4
Dry-dock Expenditures	(14.6)
Purchase of Business	(0.2)
Income Taxes	(0.4)
Interest, Net	(29.2)

Adjusted Free Cash Flow	$28.8 - $36.0

Severance	(0.4)
Anti-Trust Legal Fees	(8.0)

Free Cash Flow	$20.4 - $27.6
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